Exhibit 5(a)


ALLETE

PHILIP R. HALVERSON
VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY

                                        October 10, 2001


ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 to be filed by ALLETE, Inc. (the "Company"), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 310,878 shares of the Company's Common Stock, without par value ("Shares"), and the Preferred Share Purchase Rights attached thereto ("Rights"), which were issued in connection with the Agreement and Plan of Reorganization, dated July 31, 2001, by and among the Company, E Acquisition Company, Enventis, Inc., and Richard T. Henderson.

          In connection therewith, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

          Based upon the foregoing, I am of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

          2. The Shares have been validly issued, and are fully paid and non-assessable.

          3. The Rights have been validly issued in accordance with the terms of the Rights Agreement dated as of July 24, 1996 between the Company and the Corporate Secretary of the Company, as Rights Agent.

          I am a member of the Minnesota Bar and do not hold myself out as an expert on the laws of any other jurisdiction. As to all matters of Minnesota law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to them.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me in the Prospectus included in the Registration Statement under the captions "Experts" and "Legal Opinions."

                                        Sincerely,

                                        /s/ Philip R. Halverson

                                        Philip R. Halverson


30 WEST SUPERIOR STREET | DULUTH, MINNESOTA 55802-2093